PLACEMENT AGREEMENT

AMONG

ARROW FINANCIAL CORPORATION,

ARROW CAPITAL STATUTORY TRUST III

AND

SUNTRUST CAPITAL MARKETS, INC.

________________

Dated as of December 28, 2004

________________

1

::ODMA\PCDOCS\ATL\824612\3

Arrow Financial Corporation

$10,000,000 Preferred Securities

Floating Rate Preferred Securities
(Liquidation Amount $1,000 per Preferred Security)

PLACEMENT AGREEMENT

______________________

December 27, 2004

SunTrust Capital Markets, Inc.

303 Peachtree Street, N.E.

24th Floor, Mail Code 3950

Atlanta, Georgia 30308

Ladies and Gentlemen:

Arrow Financial Corporation, a New York corporation (the “Company”), and its financing subsidiary, Arrow Capital Statutory Trust III, a Delaware statutory trust (the “Trust,” and hereinafter together with the Company, the “Offerors”), hereby confirm their agreement (this “Agreement”) with you as placement agent (the “Placement Agent”), as follows:

Section 1.

Issuance and Sale of Securities.

1.1

Introduction.  The Offerors propose to issue and sell at the Closing (as defined in Section 2.3.1 hereof) TEN MILLION ($10,000,000) DOLLARS of the Trust’s Floating Rate Preferred Securities, with a liquidation amount of $1,000 per preferred security, bearing a variable rate of interest per annum, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 2.00% (the “Preferred Securities”), to STI Investment Management, Inc., a Delaware corporation (the “Purchaser”), pursuant to the terms of the Preferred Securities Subscription Agreement entered into, or to be entered into on or prior to the Closing Date (as defined in Section 2.3.1 hereof), between the Offerors and the Purchaser (the “Subscription Agreement”), the form of which is attached hereto as Exhibit A and incorporated herein by this reference.

1.2

Operative Agreements.  The Preferred Securities shall be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the “Guarantee”) pursuant and subject to the Guarantee Agreement (the “Guarantee Agreement”), to be dated as of the Closing Date and executed and delivered by the Company, as guarantor, and Wilmington Trust Company, as guarantee trustee (the “Guarantee Trustee”), for the benefit from time to time of the holders of the Preferred Securities.  The entire proceeds from the sale by the Trust to the holders of the Preferred Securities shall be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and shall be used by the Trust to purchase TEN MILLION THREE HUNDRED TEN THOUSAND ($10,310,000) DOLLARS  in principal amount of the Floating Rate Junior Subordinated Notes (the “Junior Subordinated Notes”) of the Company.  The Preferred Securities and the Common Securities of the Trust shall be issued pursuant to an Amended and Restated Trust Agreement among Wilmington Trust Company, as property trustee (the “Property Trustee”), Wilmington Trust Company, as Delaware Trustee, the Administrative Trustees named therein and the Company, as depositor, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Placement Agent (the “Trust Agreement”).  The Junior Subordinated Notes shall be issued pursuant to an Indenture (the “Indenture”), to be dated as of the Closing Date, between the Company and Wilmington Trust Company, as indenture trustee (the “Indenture Trustee”).  The documents identified in this Section 1.2 and in Section 1.1 are referred to herein as the “Operative Documents.”  The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to as the “Securities.”  All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Indenture.

1.3

Rights of Purchaser.  The Preferred Securities shall be offered and sold by the Trust directly to the Purchaser without registration of any of the Preferred Securities, the Junior Subordinated Notes or the Guarantee under the Securities Act of 1933, as amended (the “Securities Act”), Securities and Exchange Commission (the “SEC”) rules or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act set forth under Section 4(2) of the Securities Act and other applicable securities laws.  The Offerors agree that this Agreement shall be incorporated by reference into the Subscription Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under this Agreement and shall be entitled to enforce obligations of the Offerors under this Agreement as fully as if the Purchaser were a party to this Agreement.  The Offerors and the Placement Agent have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

1.4

Legends.  Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Preferred Securities, the Junior Subordinated Notes and the Common Securities certificates shall each contain a legend as required pursuant to any of the Operative Documents.

Section 2.

Purchase of Preferred Securities.

2.1

Exclusive Rights; Purchase Price.  From the date hereof until the Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agent), the Offerors hereby grant to the Placement Agent the exclusive right to arrange for the sale to the Purchaser of  the Preferred Securities at a purchase price equal to $1,000 per Preferred Security.  The aggregate purchase price shall be TEN MILLION ($10,000,000) DOLLARS (the “Purchase Price”), which Purchase Price is equal to 100% of the stated liquidation amount of the Preferred Securities.

2.2

Subscription.  The Offerors hereby agree to evidence their acceptance of the subscription by countersigning a copy of the Subscription Agreement and returning the same to the Placement Agent.

2.3

Closing and Delivery of Payment.

2.3.1

Closing; Closing Date.  The closing (the “Closing”) for the sale and purchase of the Preferred Securities by the Offerors to the Purchaser shall occur at the offices of Powell Goldstein LLP, or such other place as the parties hereto shall agree at 11:00 a.m. (eastern time) on December 28, 2004, or such other later date as the parties may designate (such date and time of delivery and payment for the Preferred  Securities being herein called the “Closing Date”).  The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price (as defined in the Subscription Agreement) to the Offerors in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two (2) business days prior to the Closing Date.

2.3.2

Delivery.  Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two (2) business days in advance of the Closing Date.  The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in Atlanta, Georgia not later than 1:00 P.M., Eastern Time, on the business day prior to the Closing Date.

2.4

Placement Agent’s Fees and Expenses.

2.4.1

Placement Agent’s Compensation.  The Offerors shall use the proceeds from the sale of the Preferred Securities, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.  Because the proceeds from the sale of the Preferred Securities shall be used to purchase the Junior Subordinated Notes from the Company, the Company shall pay an aggregate of $0 for each $1,000 of principal amount of Junior Subordinated Notes (0%) sold to the Trust (excluding the Junior Subordinated Notes related to the Common Securities purchased by the Company) as commission to the Placement Agent (the “Commission”).  Such amount shall be delivered to the Placement Agent or such other person designated by the Placement Agent on the Closing Date.

2.4.2

Costs and Expenses.  The Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) (i) all costs and expenses incident to the performance of the obligations of the Offerors or either of them under this Agreement, the Trust Agreement or the Indenture; provided, however, that the Purchaser shall pay, at Closing (x) a single payment to Wilmington Trust Company, pursuant to a negotiated fee arrangement, between them, in payment of certain administration fees as further described in the following sentence, for services rendered by Wilmington Trust Company under the Trust Agreement and the Indenture, (y) the legal fees and expenses of Richards, Layton & Finger, P.A. in its capacity as special Delaware counsel to the Placement Agent and the Purchaser and as special counsel to the Indenture Trustee, the Property Trustee and the Guarantee Trustee incurred through the Closing Date, and (z) the legal fees and expenses, up to but not in excess of $10,000, incurred by the Company in connection with the Offering.  The negotiated fixed administrative fee to be paid to Wilmington Trust Company by the Purchaser as described in the preceding sentence covers, in a single payment, the standard administrative fees to be charged by Wilmington Trust Company as Guarantee Trustee, Property Trustee or Indenture Trustee for the life of the Trust so long as there is no event of default or other event, including early repayment of the Preferred Securities as a result of which the trustee has the right or obligation to retain counsel or take other action.  In such a case, Wilmington Trust Company, if it is still serving as Guarantee Trustee, Property Trustee or Indenture Trustee may charge or incur additional fees and expenses, including counsel fees, which will be billed to and payable by the Company at the trustee’s cost.

2.4.3

Reimbursement of Expenses.  If the sale of the Preferred Securities provided for in this Agreement is not consummated (i) because any condition set forth in Section 3 to be satisfied by either the Company or the Trust is not satisfied, (ii) because this  Agreement is terminated pursuant to Section 9(i) or (ii) or (iii) because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by a reason of a breach of this Agreement by the Placement Agent, the Company shall reimburse the Placement Agent upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of counsel to the Placement Agent or Purchaser) that shall have been incurred by the Placement Agent or Purchaser in connection with the proposed purchase and sale of the Preferred Securities.  The Company shall not in any event be liable to the Placement Agent or Purchaser for the loss of anticipated profits from the transactions contemplated by this Agreement.

Section 3.

Closing Conditions.  The obligations of the parties under this Agreement on the Closing Date are subject to the following conditions:

3.1

Accuracy of Representations and Warranties.  The representations and warranties contained in this Agreement, and the statements of the Offerors made in any certificates pursuant to this Agreement, shall be accurate as of the date of delivery of the Preferred Securities:

3.2

Opinions of Counsel.  On the Closing Date, the Placement Agent shall have received the following favorable opinions, each dated as of the Closing Date: (a) from Stinson Morrison Hecker LLP, counsel for the Offerors, addressed to the Purchaser, the Placement Agent and the Indenture Trustee in substantially the form set forth on Exhibit B-1 attached hereto and incorporated herein by this reference, (b) from Powell Goldstein LLP, special tax counsel for the Placement Agent and Purchaser, addressed to the Placement Agent and Purchaser in substantially the form set forth on Exhibit B-2 attached hereto and incorporated herein by this reference, (c) from Richards Layton & Finger, P.A., special Delaware counsel to the Placement Agent and Purchaser and addressed to the Purchaser, the Placement Agent and the Offerors, in substantially the form set forth on Exhibit B-3 attached hereto and incorporated herein by this reference, and (d) from Richards Layton & Finger, P.A., special counsel to the Indenture Trustee, the Property Trustee and the Guarantee Trustee and addressed to the Purchaser, the Placement Agent and the Offerors, in substantially the form set forth on Exhibit B-4 attached hereto and incorporated herein by this reference.  Each opinion addressed to the Purchaser shall state that the first entity, if any, to which the Purchaser transfers any of the Preferred Securities (each, a “Subsequent Purchaser”) shall be entitled to rely on such opinion.  In rendering the opinion of counsel to the Offerors’, counsel to the Offerors may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Offerors and by government officials, and upon such other documents as counsel to the Offerors may, in their reasonable opinion, deem appropriate as a basis for the opinion of counsel to the Offerors’.

3.3

Officer’s Certificate.  The Company shall have furnished to the Placement Agent and the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Placement Agent and the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to 3.3.1 and 3.3.2 below and, in the case of the Trust, as to 3.3.1 below:

3.3.1

the representations and warranties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

3.3.2

since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business, prospects or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business.

3.4

Delivery of Operative Documents.  Each of the Operative Documents shall have been duly authorized, executed and delivered by each party thereto, and copies thereof shall have been delivered to the Company, the Trust, the Purchaser and the Placement Agent.

3.5

Consents and Permits.  The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which either is subject, in connection with the transactions contemplated by this Agreement.

3.6

Information.  Prior to or on the Closing Date, the Offerors shall have furnished to the Placement Agent, the Purchaser and their respective counsel such further information, certificates, opinions and documents as the Placement Agent, Purchaser or their respective counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agent, the Purchaser or their respective counsel, this Agreement and all the Placement Agent’s obligations hereunder may be canceled at, or any time prior to, the Closing Date by the Placement Agent.  Notice of such cancellation shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Placement Agent, Purchaser or their respective counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

Section 4.

Representations and Warranties of the Offerors.  The Offerors jointly and severally represent and warrant to the Placement Agent and the Purchaser as of the date hereof and as of the Closing Date as follows:

4.1

Representations and Warranties of the Company and the Trust.

(a)

Neither the Company nor the Trust, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), nor any person acting on any of their behalf (except for the Placement Agent, as to which neither the Company nor the Trust makes any representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration under the Securities Act of any of the Securities.

(b)

Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf (except for the Placement Agent, as to which neither the Company nor the Trust make any representation) has (i) offered for sale or solicited offers to purchase the Securities, (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or (iii) engaged in any “directed selling efforts” within the meaning of Regulation S under the Securities Act (“Regulation S”) with respect to the Securities.

(c)

The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated interdealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(d)

Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, neither the Company nor the Trust will be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of section 3(a) of the Investment Company Act.

(e)

Neither the Company nor the Trust has paid or agreed to pay to any person or entity, directly or indirectly, any fees or other compensation for soliciting another to purchase any of the Securities, except for the Commission.

4.2

Standing and Qualification of the Trust.  The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Statutory Trust Act”) with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party.  The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or assets of the Trust, whether or not occurring in the ordinary course of business.  The Trust is not a party to, or otherwise bound by, any agreement other than the Operative Documents.  The Trust is, and under current law will continue to be, classified for United States federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

4.3

Trust Agreement.  The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2.3.1, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity.  Each of the Administrative Trustees of the Trust is an employee of the Company or one of its subsidiary banks and has been duly authorized by the Company to execute and deliver the Trust Agreement.  To the knowledge of the Administrative Trustees, the Trust is not in violation of any provision of the Statutory Trust Act.

4.4

Guarantee Agreement and the Indenture.  Each of the Guarantee and the Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity.

4.5

Preferred Securities and Common Securities.  The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date to the Purchaser in accordance with this Agreement and the Subscription Agreement, in the case of the Preferred Securities, and to the Company in accordance with the Common Securities Subscription Agreement between the Company and the Trust, dated as of the Closing Date, in the case of the Common Securities, will be validly issued, fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity.  The issuance of the Securities is not subject to preemptive or other similar rights.  On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance (each, a “Lien”).

4.6

Junior Subordinated Notes.  The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Subscription Agreement between the Company and the Trust, dated as of the Closing Date, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity.

4.7

Placement Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes the legal, valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity.

4.8

Defaults.  Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, the consummation of the transactions contemplated herein or therein, or the use of the proceeds therefrom, (i) will conflict with or constitute a breach of, or a default under, the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust, or the Company or any of its subsidiaries, or their respective properties or assets (collectively, “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company’s subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) any of the property or assets of any of them is subject, or any judgment, order or decree of any court, governmental authority or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities, prospects and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”) or (iii) require the consent, approval, authorization or order of any court or Governmental Entity, other than such as have been previously obtained.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

4.9

Organization, Standing and Qualification of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of New York, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

4.10

Subsidiaries of the Company.  Each of the Company’s significant subsidiaries listed in Schedule 1 (as defined in Section 1-02 of Regulation S-X under the Securities Act) (the “Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact.  Each Subsidiary is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of any such Subsidiary to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

4.11

Government Licenses and Regulatory Compliance.  Each of the Trust, the Company and each of its Subsidiaries hold all necessary approvals, authorizations, orders, licenses, certificates and permits (collectively, “Government Licenses”) of and from Governmental Entities necessary to conduct its respective business as now being conducted, and neither the Trust, the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Government Licenses are valid and in full force and effect, except where the invalidity or the failure of such Government Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and the Subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

4.12

Property.  Each of the Company and its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted and has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any Subsidiary holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect and none of the Trust, the Company or any Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any Subsidiary under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

4.13

Conflicts, Authorizations and Approvals.  Neither the Company nor any of its Subsidiaries is (i) in violation of its respective charter, bylaws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the Company or any such Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such default would not, singly or in the aggregate, have a Material Adverse Effect.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

4.14

Holding Company Registration and Deposit Insurance.  The Company is duly registered (i) as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”), and the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), and the deposit accounts of the Company’s subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance are pending or, to the knowledge of the Company, threatened.

4.15

Financial Statements.

(a)

The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries at and for the fiscal year ended December 31, 2003, (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries at and for the quarter ended September 30, 2004 (the “Interim Financial Statements”) provided to the Placement Agent are the most recently available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments).  Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

(b)

The Company’s report on FRY-9C, dated September 30, 2004 (the “FRY-9C”), provided to the Placement Agent is the most recently available such report, and the information therein fairly presents in all material respects the financial position of the Company and its subsidiaries.

(c)

Since the respective dates of the Financial Statements, Interim Financial Statements and the FRY-9C, there has not been any material adverse change or development with respect to the condition (financial or otherwise), earnings, business, assets or business prospects of the Company and its subsidiaries, taken as a whole.

(d)

The accountants of the Company who certified the Financial Statements are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations of the SEC thereunder.

4.16

Regulatory Enforcement Matters.  None of the Trust, the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or representatives, is subject or is party to, or has received any notice from any Regulatory Agency (as defined below) that any of them will become subject or party to any investigation with respect to, any cease-and-desist order, agreement, civil monetary penalty, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of, any Regulatory Agency that, in any such case, currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Action”), nor has the Trust, the Company or any of its Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Action; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Trust, the Company or any of its Subsidiaries, except where such unresolved violation, criticism or exception would not, singly or in the aggregate, have a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Trust, the Company or any of its Subsidiaries.

4.17

No Undisclosed Liabilities. None of the Trust, the Company nor any of its Subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its Subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its Subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

4.18

Litigation.  There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust, threatened against or affecting the Trust or the Company or any of the Subsidiaries, except for such actions, suits or proceedings that, if adversely determined, could not, singly or in the aggregate, reasonably be expected to materially adversely affect the consummation of the transactions contemplated by the Operative Documents or to have a Material Adverse Effect.

4.19

Deferral of Interest Payments on Junior Subordinated Notes.  The Company has no present intention to exercise its option to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture.  The Company believes that the likelihood that it would exercise its rights to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture at any time during which the Junior Subordinated Notes are outstanding is remote because of the restrictions that would be imposed on the Company’s ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock and on the Company’s ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with or junior in interest to the Junior Subordinated Notes.

Section 5.

Representations and Warranties of the Placement Agent.  The Placement Agent represents and warrants to, and agrees with, the Company and the Trust as follows:

5.1

Organization, Standing and Qualification.  The Placement Agent is a corporation, validly existing and in good standing under the laws of the state of Tennessee, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted.  The Placement Agent is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of the Placement Agent.

5.2

Power and Authority.  The Placement Agent has all requisite power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding agreement of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

5.3

General Solicitation.  Neither the Placement Agent, nor any representative of the Placement Agent has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) or in any “directed selling efforts” (within the meaning of Regulation S under the Securities Act) in connection with any offer or sale of the Preferred Securities.

5.4

Purchaser.  The Placement Agent has made such reasonable inquiry as is necessary to determine that the Purchaser is acquiring the Preferred Securities for its own account, the Purchaser does not intend to distribute the Preferred Securities in contravention of the Securities Act or any other applicable securities laws.

5.5

Qualified Purchasers.  The Placement Agent has not offered or sold, and will not arrange for the offer or sale of, the Preferred Securities except (i) to those the Placement Agent reasonably believes are “accredited investors” (within the meaning of Rule 501 of Regulation D), (ii) in an offshore transaction complying with Rule 903 of Regulation S or (iii) in any other manner that does not require registration of the Preferred Securities under the Securities Act.  In connection with each such sale, the Placement Agent has taken or will take reasonable steps to ensure that the Purchaser is aware that (a) such sale is being made in reliance on an exemption under the Securities Act and (b) future transfers of the Preferred Securities will not be made except in compliance with applicable securities laws.

5.6

Offering Circulars.  Neither the Placement Agent nor its representatives will include any nonpublic information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of Preferred Securities without the prior written consent of the Company or the Trust, as applicable.

Section 6.

Covenants of the Offerors.  The Offerors covenant and agree with the Placement Agent and the Purchaser as follows:

6.1

Compliance with Representations and Warranties.  During the period from the date of this Agreement to the Closing Date, the Offerors shall use their best efforts to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

6.2

Sale and Registration of Securities.  Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Placement Agent and the Purchaser) to, directly or indirectly, (i)  sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Preferred Securities in any manner that would require the registration of the Securities under the Securities Act or (ii) make offers or sales of any such Security, or solicit offers to buy any such Security, under any circumstances that would require the registration of any of such Securities under the Securities Act.

6.3

Use of Proceeds.  The Trust shall use the proceeds from the sale of the Preferred Securities and the Common Securities solely to purchase the Junior Subordinated Notes from the Company.

6.4

Investment Company.  So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system, (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3) and (iii) neither of the Offerors shall engage, or permit any subsidiary to engage, in any activity which would cause it or any subsidiary to be an “investment company” under the provisions of the Investment Company Act.

6.5

Solicitation and Advertising.  Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to (other than the Placement Agent), (i) engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act or (ii) engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

6.6

Compliance with Rule 144A(d)(4) under the Securities Act.  So long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable.  The information provided by the Offerors pursuant to this Section 6.6 will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above.  This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by such holders, from time to time, of the Securities.

6.7

Reports.  Each of the Company and the Trust shall furnish to (i) the Placement Agent, (ii) the Purchaser and any subsequent holder of the Securities, and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by the Purchaser), a duly completed and executed certificate in the form attached hereto as Exhibit C, including the financial statements referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Company and the Trust not later than fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than one hundred (100) days after the end of each fiscal year of the Company during which the Junior Subordinated Notes are outstanding, provided, however, that the Company shall not be required to furnish a completed and executed certificate in the form attached hereto as Exhibit C so long as the Company is subject to Section 15(d) of the Exchange Act.  The Company shall furnish all financial statements referenced in the certificate attached hereto as Exhibit C, notwithstanding the fact that the certificate may not be required to be furnished under this Section 6.7.

Section 7.

Indemnification & Contribution.

7.1

Indemnification.

7.1.1

The Company and the Trust agree jointly and severally to indemnify and hold harmless the Placement Agent, the Purchaser, the Placement Agent’s affiliates (collectively, the “Indemnified Parties”) and the Indemnified Parties’ respective directors, officers, employees and agents and each person who “controls” the Indemnified Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (each a “Claim”) to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information (whether oral or written) or documents furnished or made available to the Purchaser or the Placement Agent by or on behalf of the Company, the Trust, or their respective representatives pursuant to the due diligence request form provided by the Placement Agent in connection with the transactions contemplated by the Operative Documents, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

7.1.2

The Company agrees to indemnify and hold harmless the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 7.1.1 above.

7.1.3

Promptly after receipt by an Indemnified Party under this Section 7 of notice of the commencement of any Claim, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under Section 7.1.1 above, except and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in Section 7.1.1 above.  The indemnifying party shall be entitled to appoint counsel at the indemnifying party’s expense to represent the Indemnified Party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the Indemnified Party (and which may be counsel to the indemnifying party).  Notwithstanding the indemnifying party’s election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the indemnifying party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the Indemnified Party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.  An Indemnified Party will not, without the prior written consent of the indemnifying parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim or action).

7.1.4

In the event that the indemnity provided in Sections 7.1.1, 7.1.2 or 7.1.3 is unavailable to or insufficient to hold harmless an Indemnified Party for any reason, then each indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and by the Placement Agent on the other hand from the offering of the Securities; provided, however, that in no case shall the Placement Agent be responsible for any amount in excess of the purchase discount or commission applicable to the Preferred Securities purchased hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, then each indemnifying party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Trust on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Company and the Trust shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Placement Agent shall be deemed to be equal to the total Commission specified in Section 2.4.1.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Trust on the one hand or the Placement Agent on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Trust and the Placement Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 7.1.4, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, the Purchaser, each person who controls the Placement Agent or the Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Placement Agent or the Purchaser shall have the same rights to contribution as the Placement Agent, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer and director of the Company and each Administrator of the Trust shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7.1.4.

Section 8.

Rights and Responsibilities of Placement Agent.

8.1

Reliance.  In performing its duties under this Agreement, the Placement Agent shall be entitled to rely upon any notice, signature or writing which it shall in good faith believe to be genuine and to be signed or presented by a proper party or parties.  The Placement Agent may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to either the Placement Agent or the Purchaser.

8.2

Rights of Placement Agent.  In connection with the performance of its duties under this Agreement, the Placement Agent shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agent was grossly negligent or engaged in willful misconduct in connection with such performance or non-performance.  No provision of this Agreement shall require the Placement Agent to expend or risk its own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of its duties hereunder.  The Placement Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement.

Section 9.

Termination.  This Agreement shall be subject to termination in the absolute discretion of the Placement Agent, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) there has occurred any Material Adverse Effect, or (ii) trading in any of the Company’s securities shall have been suspended by the SEC or the exchange upon which the Company’s securities are traded, if any, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by federal or New York authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Placement Agent’s judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities.

Section 10.

Miscellaneous.

10.1

Disclosure Schedule.  The term “Disclosure Schedule,” as used herein, means the schedule, if any, attached to this Agreement that sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in Section 4 hereof.  The Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in Section 4.  Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the immediately preceding sentence, the mere listing (or inclusion of a copy) of a document or other item in the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. Information provided by the Company in response to any due diligence questionnaire shall not be deemed part of the Disclosure Schedule and shall not be deemed to be an exception to one or more representations or warranties contained in Section 4 hereof unless such information is specifically included on the Disclosure Schedule in accordance with the provisions of this Section 10.1.

10.2

Notices.  All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed:

If to the Placement Agent, to:

SunTrust Capital Markets, Inc.

303 Peachtree Street, N.E., 24th Floor

Mail Code 3950

Atlanta, Georgia 30308

Facsimile:  (404) 813-5000

Attention:  Trust Preferred

with a copy to:

Powell Goldstein LLP

One Atlantic Center

Fourteenth Floor

1201 West Peachtree St., NW

Atlanta, GA 30309-3488

if to the Offerors, to:

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York 12801

Facsimile: (518) 761-0805

Telephone:  (518) 745-1000

Attention:  John J. Murphy

The Placement Agent, the Company, and their respective counsel, may change their respective notice addresses, from time to time, by written notice to all of the foregoing persons.

10.3

Parties in Interest, Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 7 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder.  None of the rights or obligations of the Company or the Trust under this Agreement may be assigned, whether by operation of law or otherwise, without the Placement Agent’s prior written consent.  The rights and obligations of the Placement Agent and Purchaser under this Agreement may be assigned by such party without the Company’s or the Trust’s consent; provided that the assignee assumes the obligations of such party under this Agreement.

10.4

Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

10.5

Counterparts and Facsimile.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement may be executed by any one or more of the parties hereto by facsimile.

10.6

Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.7

Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

10.8

Entire Agreement.  This Agreement, together with the Operative Documents and the other documents delivered in connection with the transactions contemplated by this Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transaction contemplated by this Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

10.9

Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Placement Agent’s and the Purchaser’s rights and privileges shall be enforceable to the fullest extent permitted by law.

10.10

Survival.  The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust and their respective officers or trustees and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Purchaser, the Company or the Trust or any of their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities.  The provisions of Sections 2.4 and 7 shall survive the termination or cancellation of this Agreement.

Signatures appear on the following page

If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

Very truly yours,

Arrow Financial Corporation

By:
Name:
Title:

Arrow Capital Statutory Trust III
By: Arrow Financial Corporation, as Depositor

By:
Name:
Title:

CONFIRMED AND ACCEPTED

as of the date first set forth above

SunTrust Capital Markets, Inc., as Placement Agent
By:
Name:
Title:

Schedule 1

List of Significant Subsidiaries

Glens Falls National Bank & Trust Co.

Saratoga National Bank & Trust

A-1

::ODMA\PCDOCS\ATL\824612\1

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

PREFERRED SECURITIES SUBSCRIPTION AGREEMENT

December 28, 2004

THIS PREFERRED SECURITIES SUBSCRIPTION AGREEMENT (this “Agreement”) made among Arrow Capital Statutory Trust III (the “Trust”), a statutory trust created under the Delaware Statutory Trust Act (12 Del. C. §3801, et seq.), Arrow Financial Corporation, a New York corporation, with its principal offices located at 250 Glen Street, Glens Falls, New York 12801 (the “Company” and, together with the Trust, the “Offerors”), STI Investment Management, Inc. (the “Purchaser”), and SunTrust Capital Markets, Inc. (as to Sections 1.2, 1.3 and Article III).

RECITALS:

A.  The Trust desires to issue TEN MILLION ($10,000,000) DOLLARS of its Floating Rate Preferred Securities (the “Preferred Securities”), liquidation amount $1,000 per Preferred Security, representing an undivided beneficial interest in the assets of the Trust (the “Offering”), to be issued pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”) by and among the Company, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, the Administrative Trustees named therein and the Holders (as defined therein), which Preferred Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and Wilmington Trust Company, as Guarantee Trustee (the “Guarantee”); and

B.  The proceeds from the sale of the Preferred Securities will be combined with the proceeds from the sale by the Trust to the Company of its Common Securities, and will be used by the Trust to purchase an equivalent amount of Floating Rate Junior Subordinated Notes of the Company (the “Notes”) to be issued by the Company pursuant to an indenture (the “Indenture”) between the Company and Wilmington Trust Company, as Indenture Trustee; and

C.  In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

Article I
PURCHASE AND SALE OF PREFERRED SECURITIES

1.1

Upon the execution of this Agreement, the Purchaser hereby agrees to purchase Preferred Securities from the Trust at a price equal to $1,000 per Preferred Security (the “Purchase Price”), which Purchase Price is equal to TEN MILLION ($10,000,000) DOLLARS, and the Trust agrees to sell such Preferred Securities to the Purchaser for said Purchase Price.  The rights and preferences of the Preferred Securities are set forth in the Trust Agreement. The closing of the sale and purchase of the Preferred Securities by the Offerors to the Purchaser shall occur on December 28, 2004 or such other later date as the parties may designate (the “Closing Date”) The Purchase Price is payable in immediately available funds on the Closing Date.  The Offerors shall provide the Purchaser payment instructions no later than two (2) days prior to the Closing Date.

1.2

The Placement Agreement, dated as of December 28, 2004 (the “Placement Agreement”), among the Offerors and the Placement Agent identified therein (the “Placement Agent”) includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering.  The Placement Agreement is hereby incorporated by reference into this Agreement, and the Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

1.3

Subject to the provisions of Section 2.2 hereof, the Purchaser may resell the Preferred Securities to a subsequent purchaser (any such purchaser from the Purchaser being referred to hereinafter as a “Subsequent Purchaser”).  Upon transfer of the Preferred Securities to a Subsequent Purchaser, the Subsequent Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under the Placement Agreement and this Agreement, and shall be entitled to enforce the obligations of the Offerors under the Placement Agreement and this Agreement, as fully as if the Subsequent Purchaser were a party to the Placement Agreement and this Agreement.

Article II
REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1

The Purchaser understands and acknowledges that the Preferred Securities, the Notes and the Guarantee (i) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities law, (ii) are being offered for sale by the Trust in transactions not requiring registration under the Securities Act and (iii) may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

2.2

The Purchaser represents and warrants that it is purchasing the Preferred Securities for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Preferred Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable securities law.  The Purchaser understands that no public market exists for any of the Preferred Securities, and that it is unlikely that a public market will ever exist for the Preferred Securities.

2.3

The Purchaser represents and warrants that (a) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary; (b) it has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Offerors concerning their respective financial condition and results of operations and the purchase of the Preferred Securities and any such questions have been answered to its satisfaction; (c) it has had the opportunity to review all publicly available records and filings concerning the Offerors and it has carefully reviewed such records and filings that it considers relevant to making an investment decision; and (d) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by the Offerors or the Placement Agent.

2.4

The Purchaser represents and warrants that it is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act.

2.5

[Reserved].

2.6

The Purchaser represents and warrants that it has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated hereby, and it has full right and power to subscribe for Preferred Securities and perform its obligations pursuant to this Agreement.

2.7

The Purchaser represents and warrants that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Agreement or to consummate the transactions contemplated herein.

2.8

The Purchaser represents and warrants that this Agreement has been duly authorized, executed and delivered by the Purchaser.

Article III
MISCELLANEOUS

3.1

Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

To the Offerors:

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York 12801

Attention:  John J. Murphy

Fax: (518) 761-0805

To the Purchaser:

STI Investment Management, Inc.

2202 Polly Drummond Office Park

Newark, Delaware 19711

Fax:  (302) 737-3425

Attention:  Treasurer

Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

3.2

This Agreement shall not be changed, modified or amended except by a writing signed by the parties, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

3.3

Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Preferred Securities as herein provided.

3.4

NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

3.5

The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

3.6

This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

3.7

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors’ and the Purchaser’s rights and privileges shall be enforceable to the fullest extent permitted by law.

Signatures appear on the following page

A-2

::ODMA\PCDOCS\ATL\824612\1

IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.

STI Investment Management, Inc.
By:
Name:
Title:

Arrow Financial Corporation

By:
Name:
Title:

Arrow Capital Statutory Trust III
By: Arrow Financial Corporation, as Depositor

By:
Name:
Title:

SunTrust Capital Markets, Inc. (for purposes of the rights and obligations in Sections 1.2, 1.3 and Article III only)

By:
Name:
Title:

B-1-3

::ODMA\PCDOCS\ATL\824612\1

EXHIBIT B-1

FORM OF COMPANY COUNSEL OPINION

December 28, 2004

SunTrust Capital Markets, Inc.

303 Peachtree Street, NE

24th Floor, Mail Code 3947

Atlanta, Georgia  30308

STI Investment Management, Inc.

2202 Polly Drummond Office Park

Newark, Delaware  19711

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware  19890-1600

Ladies and Gentlemen:

We have acted as counsel to Arrow Financial Corporation (the “Company”), a New York corporation in connection with a certain Placement Agreement, dated December 28, 2004, (the “Placement Agreement”), between the Company and Arrow Capital Statutory Trust III (the “Trust”), on one hand, and SunTrust Capital Markets, Inc. (the “Placement Agent”), on the other hand.  Pursuant to the Placement Agreement, and subject to the terms and conditions stated therein, the Trust will issue and sell to STI Investment Management, Inc. (the “Purchaser”), $10,000,000 aggregate principal amount of Floating Rate Preferred Securities (liquidation amount $1,000.00 per preferred security) (the “Preferred Securities”), which Preferred Securities are guaranteed on a subordinated basis by the Company to the extent set forth in the Guarantee Agreement dated December 28, 2004, between the Company and the Guarantee Trustee named therein (the “Guarantee Agreement”).  The Trust is purchasing, with the proceeds from the sale of the Preferred Securities and the sale to the Company of 310 Common Securities, liquidation amount $1,000 per common security (the “Common Securities”), $10,310,000 aggregate principal amount of Floating Rate Junior Subordinated Notes due 2035 (the “Junior Subordinated Notes”) of the Company issued pursuant to an Indenture dated as of December 28, 2004 (the “Indenture”), between the Company and Wilmington Trust Company, as indenture trustee (the “Indenture Trustee”).

Capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them in the Placement Agreement.

The law covered by the opinions expressed herein is limited to the law of the United States of America and of the State of New York.

We have made such investigations of law as, in our judgment, were necessary to render the following opinions.  We have also reviewed (a) the Company’s Articles of Incorporation, as amended, and its Bylaws, as amended; and (b) such corporate documents, records, information and certificates of the Company and its subsidiaries, certificates of public officials or government authorities and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  As to certain facts material to our opinions, we have relied, with your permission, upon statements, certificates or representations, including those delivered or made in connection with the above-referenced transaction, of officers and other representatives of the Company and its subsidiaries and the Trust after discussing the contents thereof with such officers.  We have not made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company or any of its subsidiaries, and we have not conducted any independent search of any public records in connection with our rendering our opinions set forth herein.

In rendering the opinions expressed below, we have assumed, without verification (i) the genuineness of the signatures on all documents that we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii)the conformity with authentic original documents of all documents submitted to us as copies, and (iv) the legal capacity of all natural persons.  We have assumed (except to the extent set forth in our opinions below as to the Company) (a) that  all parties to, or that have otherwise executed, the Operative Documents have been duly organized or formed, as the case may be, and are in good standing under the laws of their respective jurisdictions of organization or formation, as the case may be, and have full power, corporate or other, to enter into and perform all obligations thereunder and (b) the due authorization by all requisite action, corporate or otherwise, and execution delivery by such persons of such documents.

Based upon and subject to the foregoing and the further qualifications set forth below, we are of the opinion as of the date hereof that:

1.

The Company is validly existing and in good standing under the laws of the State of New York and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  Each of the Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization.  Each of the Company and the Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects.

2.

The issuance, sale and delivery of the Preferred Securities and the Junior Subordinated Notes in accordance with the terms and conditions of the Placement Agreement and the other Operative Documents have been duly authorized by all necessary actions of the Company.  The issuance, sale and delivery of the Junior Subordinated Notes by the Company and the issuance, sale and delivery of the Preferred Securities and Common Securities by the Trust do not give rise to any preemptive rights to subscribe for or to purchase any shares of capital stock or equity securities of the Company under the Articles of Incorporation or Bylaws of the Company or, to our knowledge, under any agreement or other instrument to which the Company is a party or by which the Company may be bound.

3.

The Company has all requisite corporate power to enter into and perform its obligations under the Placement Agreement and the Subscription Agreement, and the Placement Agreement and the Subscription Agreement have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.

Each of the Operative Documents has been duly authorized, executed and delivered by the Company.  Each of the Indenture and the Guarantee Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

5.

The Junior Subordinated Notes have been duly authorized for issuance by the Company, and the Junior Subordinated Note issued and delivered by the Company to the Trust on this date has been duly executed and delivered by the Company and, assuming due authentication by the Indenture Trustee under the Indenture, is entitled to the benefits of the Indenture and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

6.

The execution, delivery and performance of the Placement Agreement and the other Operative Documents and the consummation of the transactions contemplated by the Placement Agreement and the other Operative Documents do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Subsidiaries pursuant to, or constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (i) the articles of incorporation or charter, bylaws or other governing documents of the Company or the Subsidiaries, or (ii) to our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument known to us to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (iii) any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or the Subsidiaries or any of their respective properties which, in each case or in the aggregate, is material to the Company and the Subsidiaries on a consolidated basis.

7.

Except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including without limitation, any court, governmental body or authority) is required under the laws of the State of New York in connection with the offer and sale of the Preferred Securities as contemplated by the Placement Agreement and the other Operative Documents.

8.

To our knowledge, (i) neither the Company nor any of the Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its Articles of Incorporation or Charter, Bylaws or other governing documents, and (ii) no action, suit or proceeding is pending or threatened against the Company or any of the Subsidiaries, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Placement Agreement and the other Operative Documents or the issuance and sale of the Preferred Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company and its subsidiaries on a consolidated basis.

9.

Assuming the accuracy of the representations and warranties of the Company, the Placement Agent and the Purchaser in the respective Operative Documents, it is not necessary in connection with the offering, sale and delivery of the Preferred Securities, the Junior Subordinated Notes and the Guarantee Agreement (or the Guarantee) to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Placement Agreement and the Subscription Agreement.

10.

Neither the Company nor the Trust is or after giving effect to the offering and sale of the Preferred Securities and the consummation of the transactions described in the Placement Agreement will be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

Our opinions set forth herein are limited by the following exceptions and qualifications:

(A)

The opinions expressed in the first two sentences of numbered paragraph 1 of this Opinion Letter are based solely upon certain certificates and confirmations issued by the applicable governmental officer or authority with respect to each of the Company and the Subsidiaries.

(B)

As used in paragraph 1 of this Opinion Letter, the term “in good standing” shall mean (i) when used in connection with a corporation, that all filings and registrations required to have been made by such corporation under the New York Business Corporation Law have been made and that all filing fees that are due and payable in connection therewith have been paid, and (ii) when used in connection with a bank, that all filings and registrations required to have been made by such bank under the New York banking law have been made and that all filing fees that are due and payable in connection therewith have been paid.

(C)

We have assumed for purposes of this Opinion Letter that all the documents as to which we have opined with respect to enforceability constitute the legal, valid and binding obligations of the parties thereto other than the Company.

(D)

Our opinions regarding the legality, validity, binding effect or enforceability of each of the Placement Agreement and Subscription Agreement are subject to and limited by: (i) bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors, generally; (ii) the effect of general principles of equity, whether applied by a court of law or equity, including the discretionary nature of equitable remedies; (iii) the possible unenforceability, as contrary to public policy, of provisions regarding indemnities for violations of securities laws; and (iv) the possible unavailability of certain remedies in the case of a non-material breach.

(E)

Our opinions regarding the legality, validity, binding effect or enforceability of each of the Indenture, the Trust Agreement, the Guarantee Agreement and the Junior Subordinated Notes are subject to and limited by: (i) bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors, generally; and (ii) the effect of general principles of equity, whether applied by a court of law or equity, including the discretionary nature of equitable remedies.

With respect to any matters indicated herein to be limited to our knowledge (or words to like effect), the opinions set forth herein with respect to such matters are specifically limited to the actual knowledge of the attorneys who are members of or are employed by this firm who have obtained such knowledge solely in connection with the representation of the Company with respect to the offering of the Preferred Securities and the other transactions contemplated by the Placement Agreement.

This opinion is rendered to you solely pursuant to Section 3.2(a) of the Placement Agreement.  As such, it may be relied upon by you or by a Subsequent Purchaser as defined in Section 3.2 of the Placement Agreement only and may not be used or relied upon by any other person for any purpose whatsoever without our prior written consent.

Very truly yours,

STINSON MORRISON HECKER LLP

B-2-4

EXHIBIT B-2

FORM OF TAX COUNSEL OPINION

Pursuant to Section 3.2(c) of the Placement Agreement, Powell Goldstein LLP counsel for the Placement Agent and Purchaser, shall deliver an opinion to the following effect:

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York 12801

SunTrust Capital Markets, Inc.

303 Peachtree Street, NE

24th Floor, Mail Code 3950

Atlanta, Georgia  30308

STI Investment Management, Inc.

2202 Polly Drummond Office Park

Newark, Delaware  19711

Ladies and Gentlemen:

We have acted as counsel to SunTrust Capital Markets, Inc. (the “Placement Agent”), a Tennessee corporation, and STI Investment Management, Inc. (the “Purchaser”), a Delaware corporation, in connection with the Purchaser’s purchase of $10,000,000 Floating Rate Preferred Securities (liquidation amount $1,000 per capital security) (the “Preferred Securities”) to be issued by Arrow Capital Statutory Trust III (the “Trust”).  The Preferred Securities represent undivided beneficial ownership interests in $10,310,000 in aggregate principal amount of Floating Rate Junior Subordinated Notes due 2035 (the “Junior Subordinated Notes”) of Arrow Financial Corporation (the “Company”).  This opinion letter is furnished pursuant to Section 3.2(b) of the Placement Agreement dated December 28, 2004, between the Company, the Trust and the Placement Agent.

In arriving at the opinions expressed below we have examined executed copies of (i) the Amended and Restated Trust Agreement of the Trust dated the date hereof (the “Trust Agreement”) and (ii) the Junior Subordinated Indenture relating to the issuance of the Junior Subordinated Notes dated the date hereof (the “Indenture”) (together, the “Operative Documents”).  In addition, we have relied on the representations of the Company contained in its letter dated as of the date hereof and delivered to us in connection with the issuance of our opinions expressed below.  We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of facts contained therein.  We have also made such investigations of law and fact as we have deemed appropriate as a basis for the opinion expressed below.

Based upon and subject to the foregoing and such further qualifications as set forth below, it is our opinion that, under current law and assuming the performance of the Operative Documents in accordance with the terms described therein:

1.

the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association that is taxable as a corporation, and

2.

the Junior Subordinated Notes will be treated for United States federal income tax purposes as indebtedness of the Company.

Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.  In rendering this opinion, we are expressing our views only as to the federal income tax laws of the United States of America.  In rendering this opinion, we make no undertaking to advise you of the effect of changes in matters of law or fact occurring subsequent to the date hereof.

This opinion is rendered to you solely pursuant to Section 3.2(b) of the Placement Agreement.  As such, it may be relied upon by you and by any Subsequent Purchaser as defined in Section 3.2 of the Placement Agreement only and may not be used or relied upon by any other person for any purpose whatsoever without our prior written consent.

Very truly yours,

POWELL GOLDSTEIN LLP

B-3-5

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EXHIBIT B-3

FORM OF DELAWARE COUNSEL TRUST OPINION

Pursuant to Section 3.2(c) of the Placement Agreement, Richards, Layton & Finger, P.A., special Delaware counsel for the Placement Agent and Purchaser, shall deliver an opinion to the effect that:

(i)

the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii)

under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Amended and Restated Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Subscription Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

(iii)

under the Delaware Statutory Trust Act, the certificate attached to the Amended and Restated Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Subscription Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Amended and Restated Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Amended and Restated Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Amended and Restated Trust Agreement;

(iv)

the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the related Amended and Restated Trust Agreement and the related Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

(v)

under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

(vi)

under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the execution and delivery by the Trust of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

(vii)

the Amended and Restated Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Amended and Restated Trust Agreement of (a) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(viii)

the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement, the consummation by the Trust of the transactions contemplated by the Placement Agreement and Subscription Agreement and compliance by the Trust with its obligations thereunder do not violate (a) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (b) any applicable Delaware law, rule or regulation;

(ix)

no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement, the consummation by the Trust of the transactions contemplated by the Placement Agreement and the Subscription Agreement and compliance by the Trust with its obligations thereunder; and

(x)

the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

B-4-6

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EXHIBIT B-4

FORM OF TRUSTEE COUNSEL OPINION

Pursuant to Section 3.2(d) of the Placement Agreement, Richards, Layton & Finger, P.A., special counsel for the Guarantee Trustee, the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

(1)

Wilmington Trust Company (the “Bank”) has been duly incorporated and is validly existing in good standing as a Delaware banking corporation under the laws of the State of Delaware and has the power and authority to enter into, and to take all action required of it under, the Amended and Restated Trust Agreement, the Indenture and the Guarantee.

(2)

The Amended and Restated Trust Agreement, the Indenture and the Guarantee have been duly authorized, executed and delivered by the Indenture Trustee, the Property Trustee and the Guarantee Trustee and each constitutes a legal, valid and binding obligation of the Indenture Trustee, the Property Trustee and the Guarantee Trustee enforceable against them in accordance with their respective terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Indenture Trustee, the Property Trustee and the Guarantee Trustee; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

(3)

The Junior Subordinated Notes have been duly authenticated and delivered by the Indenture Trustee.

(4)

The Preferred Securities have been duly authenticated and delivered by the Property Trustee.

(5)

The execution and delivery of each of the Amended and Restated Trust Agreement, the Indenture and the Guarantee by the Indenture Trustee, the Property Trustee and the Guarantee and the performance by them of their respective terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of Delaware governing the banking or trust powers of the Bank, or (B) the charter or By-laws of the Bank.

(6)

No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Delaware having jurisdiction over the banking or trust powers of the Bank is required in connection with the execution and delivery by the Indenture Trustee, the Property Trustee and the Guarantee Trustee of the Amended and Restated Trust Agreement, the Indenture and the Guarantee or the performance by the Indenture Trustee, the Property Trustee and the Guarantee Trustee of the terms of the Amended and Restated Trust Agreement, the Indenture and the Guarantee, other than the filing of the Certificate of Trust.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the banking and trust powers of the Bank and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

C-1

::ODMA\PCDOCS\ATL\824612\1

Exhibit C

EXHIBIT C

OFFICER’S CERTIFICATE

The undersigned, the [Chief Financial Officer] [Treasurer] [Executive Vice President] hereby certifies, pursuant to Section 6.7 of the Placement Agreement, dated as of December 28, 2004, among Arrow Financial Corporation (the “Company”), Arrow Capital Statutory Trust III (the “Trust”) and SunTrust Capital Markets, Inc. that, as of [date], [20__], the Company had the following ratios and balances:

[BANK HOLDING COMPANY/THRIFT HOLDING COMPANY]

As of [Quarterly Financial Dates], 2004

Tier 1 Risk Weighted Assets		%
Ratio of Double Leverage		%
Non-Performing Assets to Loans and OREO		%
Tangible Common Equity as a Percentage of Tangible Assets		%
Ratio of Reserves to Non-Performing Loans		%
Ratio of Net Charge-Offs to Loans		%
Return on Average Assets (annualized)%
Net Interest Margin (annualized)%
Efficiency Ratio		%
Ratio of Loans to Assets		%
Ratio of Loans to Deposits		%
Total Assets	$
Year to Date Income	$

* A table describing the quarterly report calculation procedures is provided on page __

[FOR FISCAL YEAR END:  Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20__.]

[FOR FISCAL QUARTER END:  Attached hereto are the unaudited consolidated and consolidating  financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries for the fiscal quarter ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (except as otherwise noted therein).

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of this _____ day of _____________, 20__

_________________________________

Name:

Title:

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York 12801

(518) 745-1000

1

::ODMA\PCDOCS\ATL\824612\1

FINANCIAL DEFINITIONS

BANK HOLDING COMPANY

Report Item	Corresponding FRY-9C or LP Line Items with Line Item corresponding Schedules	Description of Calculation
Tier 1 Risk Weighted Assets	BHCK7206 Schedule HC-R	Tier 1 Risk Ratio: Core Capital (Tier 1)/ Risk-Adjusted Assets
Ratio of Double Leverage	(BHCP0365)/(BCHCP3210) Schedule PC in the LP

Total equity investments in subsidiaries divided by the total equity capital. This field is calculated at the parent company level. “Subsidiaries” include bank, bank holding company, and non-bank subsidiaries.

Non-Performing Assets to Loans and OREO	(BHCK5525-BHCK3506+BHCK5526-BHCK3507+BHCK2744)/(BHCK2122+BHCK2744) Schedules HC-C, HC-M & HC-N	Total Nonperforming Assets (NPLs+Foreclosed Real Estate+Other Nonaccrual & Repossessed Assets)/Total Loans+Foreclosed Real Estate
Tangible Common Equity as a Percentage of Tangible Assets	(BHDM3210-BHCK3163)/(BHCK2170-BHCK3163) Schedule HC	(Equity Capital – Goodwill)/(Total Assets – Goodwill)
Ratio of Reserves to Non-Performing Loans	(BHCK3123+BHCK3128)/(BHCK5525-BHCK3506+BHCK5526-BHCK3507) Schedules HC & HC-N & HC-R	Total Loan Loss and Allocated Transfer Risk Reserves/ Total Nonperforming Loans (Nonaccrual + Restructured)
Ratio of Net Charge-Offs to Loans	(BHCK4635-BHCK4605)/(BHCK3516) Schedules HC-B & HC-K	Net charge offs for the period as a percentage of average loans.
Return on Average Assets (annualized)	(BHCK4340/BHCK3368) Schedules HI & HC-K	Net Income as a percentage of Assets.
Net Interest Margin (annualized)	(BHCK4519)/(BHCK3515+BHCK3365+BHCK3516+BHCK3401+BHCKB985) Schedules HI Memorandum and HC-K	(Net Interest Income Fully Taxable Equivalent, if available/Average Earning Assets)
Efficiency Ratio	(BHCK4093)/(BHCK4519+BHCK4079) Schedule HI	(Non-interest Expense)/(Net Interest Income Fully Taxable Equivalent, if available, plus Non-interest Income)
Ratio of Loans to Assets	(BHCKB528+BHCK5369)/(BHCK2170) Schedule HC	Total Loans & Leases (Net of Unearned Income & Gross of Reserve)/Total Assets
Ratio of Loans to Deposits	(BHCKB528+BHCK5369)/(BHDM6631+BHDM6636+BHFN6631+BHFN6636) Schedule HC	Total Loans & Leases (Net of Unearned Income & Gross of Reserve)/Total Deposits (Includes Domestic and Foreign Deposits)
Total Assets	(BHCK2170) Schedule HC

The sum of total assets. Includes cash and balances due from depository institutions; securities; federal funds sold and securities purchased under agreements to resell; loans and lease financing receivables; trading assets; premises and fixed assets; other real estate owned; investments in unconsolidated subsidiaries and associated companies; customer’s liability on acceptances outstanding; intangible assets; and other assets.

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